EXHIBIT 4.8(c)


                          $285,000,000

                 SALTON SEA FUNDING CORPORATION

   7.475% Senior Secured Series F Bonds Due November 30, 2018


                       PURCHASE AGREEMENT


                                       October 7, 1998


     Credit Suisse First Boston Corporation
     Goldman, Sachs & Co.
       c/o Credit Suisse First Boston Corporation
       Eleven Madison Avenue
       New York, New York 10010-3629

     Dear Sirs:

          1. Introductory. Salton Sea Funding Corporation, a Delaware corporation (the ?Funding Corporation"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule
     I hereto (the "Purchasers"), U.S.$285,000,000 principal amount of its 7.475% Senior Secured Series F Bonds Due November 30, 2018 (the "Securities"), to be issued under a Trust Indenture dated as of July 21, 1995, as supplemented by the First Supplemental Indenture dated as of October 18, 1995, the Second Supplemental Indenture dated as of June 20, 1996, the Third Supplemental Indenture dated as of July 29, 1996 and the Fourth Supplemental Indenture to be dated as of the Closing Date (as hereinafter defined) (as so supplement ed, the ?Indenture?), each by and between the Funding Corporation and Chase Manhattan Bank and Trust Company, National Association, as trustee (the "Trustee"), on a private placement basis pursuant to an exemption under
     Section 4(2) of the United States Securities Act of 1933, as amended (the "Securities Act"). Payments owed under the Securities will be guaranteed by Salton Sea Brine Processing L.P., a California limited partnership ("SSBP"), Salton Sea Power Generation L.P., a California limited partnership ("SSPG"), Fish Lake Power Company, a Delaware corporation ("Fish Lake"), Salton Sea Power L.L.C., a Delaware limited liability company ("Power LLC" and, collectively with SSBP, SSPG and Fish Lake, the "Salton Sea Guarantors"), Vulcan
     Power Company, a Delaware corporation ("VPC"), CalEnergy Operating Corporation, a Delaware corporation ("CEOC"), BN Geothermal, Inc., a Delaware corporation ("BN/Geothermal"),
          San Felipe Energy Company, a California corporation ("San Felipe"), Conejo Energy Company, a California corporation ("Conejo"), Niguel Energy Company, a California corporation ("Niguel"), Vulcan/BN Geothermal Power Company, a Nevada general partnership ("Vulcan"), Leathers, L.P., a California limited partnership ("Leathers"), Elmore, L.P., a California limited partnership ("Elmore"), Del Ranch, L.P., a
     California limited partnership ("Del Ranch"), CalEnergy Minerals LLC, a Delaware limited liability company
     ("Minerals LLC"), CE Turbo LLC, a Delaware limited liability company ("Turbo LLC" and, collectively with VPC, CEOC, BN/Geothermal, San Felipe, Conejo, Niguel, Vulcan, Leathers, Elmore, Del Ranch and Minerals LLC, the "Partnership Guarantors") and Salton Sea Royalty Company, a Delaware corporation ("SSRC" or the "Royalty Guarantor" and, collec tively with the Salton Sea Guarantors and the Partnership Guarantors, the "Guarantors"). Capitalized terms used herein without being defined herein shall have the meanings ascribed to such terms in the Indenture (as modified by the form of Fourth Supplemental Indenture attached as Annex A hereto). Each of the Funding Corporation and the Guarantors hereby agrees with the Purchaser as follows:

          2.  Representations and Warranties of the Funding
     Corporation and the Guarantors.

               Each of the Funding Corporation and the Guarantors jointly and severally represents and warrants to, and agrees with, the Purchasers that:

               (a) The Funding Corporation and the Guarantors have prepared a preliminary offering circular dated September 28, 1998 (as it may be amended or supplemented, and together with the letter dated September 28, 1998 included therewith, the "Preliminary Offering Circular") and a final offering circular dated October 7, 1998 (as it may be amended or supplemented, the "Offering Circular") relat ing to the Securities. Copies of the Preliminary Offering Circular and the Offering Circular have been delivered by the Funding Corporation and the Guarantors to the Purchasers. The Preliminary Offering Circular was on the date thereof accurate in all material respects and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Offering Circular is as of its date (and any amendment or supplement thereto will be as of its date) accurate in all material respects and does not (and will not) contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Funding Corporation and the Guarantors make no representation or warranty as to information contained in or omitted from the Preliminary Offering Circular or the Offering Circular in reliance upon and in conformity with written information furnished to the Funding Corporation by any Purchaser through Credit Suisse First Boston Corporation ("CSFBC") specifically for inclusion therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

               (b)  The Funding Corporation has been duly
     incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and is duly qualified to do business as a foreign corporation, and is a corporation in good standing, in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification (except where the failure to so qualify would not have a material adverse effect on the Funding Corporation and the Guarantors, taken as a whole). Each of SSBP, SSPG, Leathers, Elmore and Del Ranch is a limited partnership duly formed and validly existing in good standing under the laws of the State of California, and is duly qualified to do business as a foreign limited partnership, and is a foreign limited partnership in good standing, in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification (except where the failure to so qualify would not have a material adverse effect on the Funding Corporation and the Guarantors, taken as a whole). Each of CEOC, Fish Lake, SSRC and BN/Geothermal has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and is duly qualified to do business as a foreign corporation, and is a corporation in good standing, in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification (except where the failure to so qualify would not have a material adverse effect on the Funding Corporation and the Guarantors, taken as a whole). VPC has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada, and is duly qualified to do business as a foreign corporation, and is a corporation in good standing, in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification (except where the failure to so qualify would not have a material adverse effect on the Funding Corporation and the Guarantors, taken as a whole). Each of San Felipe, Conejo and Niguel has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, and is duly qualified to do business as a foreign corporation, and is a corporation in good standing, in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification (except where the failure to so qualify would not have a material adverse effect on the Funding Corporation and the Guarantors, taken as a whole). Vulcan is a general partnership duly formed and validly existing in good standing under the laws of the State of Nevada, and is duly qualified to do business as a foreign general partnership, and is a foreign general partnership in good standing, in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification (except where the failure to so qualify would not have a material adverse effect on the Funding Corporation and the Guarantors, taken as a whole). Each of Power LLC, Minerals LLC and Turbo LLC is a limited liability company duly formed and validly existing in good standing under the laws of the State of Delaware, and is duly qualified to do business as a foreign limited liability company, and is a foreign limited liability company in good standing, in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification (except where the failure to so qualify would not have a material adverse effect on the Funding Corporation and the Guarantors, taken as a whole). The Funding Corporation and each Guarantor have all necessary power and authority to own or lease their respective properties and to conduct the respective businesses in which they are engaged as described in the Offering Circular. All of the outstanding shares of capital stock of the Funding Corporation have been duly authorized and validly issued and are fully paid and nonassessable and are owned by Magma Power Company ("Magma"), free and clear of any claim, lien, encumbrance or agreement, except as contemplated by the Financing Documents; all of the partnership interests of each of SSBP and SSPG represent valid partnership interests in such partnership; all of the general partnership inter ests in SSBP and SSPG are owned by Salton Sea Power Company ("SSPC"), free and clear of any claim, lien, encumbrance or agreement except as contemplated by the Financing Documents; all of the limited partnership interests in SSBP are owned by Magma, free and clear of any claim, lien, encumbrance or agreement except as contemplated by the Financing Documents; all of the limited partnership interests in SSPG are owned by SSBP, free and clear of any claim, lien, encumbrance or agreement except as contemplated by the Financing Documents; 99% of the outstanding shares of capital stock of SSPC are owned by Magma and 1% of such shares are owned by the Funding Corporation, in each case free and clear of any claim, lien, encumbrance or agreement except as contemplated by the Financing Documents; all of the outstanding shares of capital stock of each of VPC, CEOC, Fish Lake and SSRC have been duly authorized and validly issued and are fully paid and nonassessable; 99% of the outstanding shares of capital stock of each of VPC, CEOC, Fish Lake and SSRC are owned by Magma and 1% of the outstanding shares of capital stock of each of VPC, CEOC, Fish Lake and SSRC are owned by the Funding Corporation, in each case, free and clear of any claim, lien, encumbrance or agreement except as contemplated by the Financing Documents; all of the outstanding shares of capital stock of BN/Geothermal, San Felipe, Conejo and Niguel have been duly authorized and validly issued and are fully paid and nonassessable; all of the outstanding shares of capital stock of BN/Geothermal are owned by VPC, free and clear of any claim, lien, encumbrance or agreement except as contemplated by the Financing Documents; all of the outstanding shares of capital stock of San Felipe, Conejo and Niguel are owned by CEOC, free and clear of any claim, lien, encumbrance or agreement except as contemplated by the Financing Documents; all of the partnership interests in Vulcan represent valid general partnership interests in Vulcan; 50% of such partnership interests in Vulcan are owned by BN/Geothermal and 50% of such partnership interests are owned by VPC, in each case, free and clear of any claim, lien, encumbrance or agreement except as contemplated by the Financing Documents; all of the partnership interests in each of Leathers, Del Ranch and Elmore represent valid partnership interests in such partnership; a 40% general partnership interest and a 10% limited partnership interest in Leathers is owned by San Felipe, a 40% general partnership interest in Leathers is owned by CEOC and a 10% limited partnership interest in Leathers is owned by Magma, in each case, free and clear of any claim, lien, encumbrance or agreement except as contemplated by the Financing Documents; a 40% general partnership interest and a 10% limited partnership interest in Del Ranch is owned by Conejo, a 40% general partnership interest in Del Ranch is owned by CEOC and a 10% limited partnership interest in Del Ranch is owned by Magma, in each case, free and clear of any claim, lien, encumbrance or agreement except as contemplated by the Financing Documents; a 40% general partnership interest and a 10% general partnership interest in Elmore is owned by Niguel, a 40% general partnership interest in Elmore is owned by CEOC and a 10% limited partnership interest in Elmore is owned by Magma, in each case, free and clear of any claim, lien, encumbrance or agreement except as contemplated by the Financing Documents; all of the membership interests in each of Power LLC, Minerals LLC and Turbo LLC represent valid membership interests in such limited liability company; 50% of the membership interests in Power LLC, Minerals LLC and Turbo LLC are owned by Magma, free and clear of any claim, lien, encumbrance or agreement except as contemplated by the Financing Documents; 50% of the membership interests in Power LLC and Turbo LLC are owned by CE Salton Sea Inc. ("CESS"), free and clear of any claim, lien, encumbrance or agreement except as contemplated by the Financing Documents; 50% of the membership interests in Minerals LLC are owned by Salton Sea Minerals Corp. ("SSMC"), free and clear of any claim, lien, encumbrance or agreement except as contemplated by the Financing Documents; all of the outstanding shares of capital stock of CESS and SSMC are owned by Magma, free and clear of any claim, lien, encumbrance or agreement except as contemplated by the Financing Documents.

               (c)  Each of the Funding Corporation and the
     Guarantors has all power and authority necessary to execute and deliver this Agreement and each other Transaction Document to which it is a party and perform its obligations hereunder and thereunder; each of this Agreement and the other Transaction Documents to which the Funding Corporation or the Guarantors is a party has been or on the Closing Date (as hereinafter defined) will have been duly authorized, executed and delivered by such party or parties thereto and constitutes the legal, valid and binding obligation of such party or parties, subject to the qualification that the enforceability of such party's or parties' obligations hereunder or thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general principles of equity and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy; the execution, delivery and performance by each of the Funding Corporation and the Guarantors of this Agreement, the Fourth Supplemental Indenture dated as of the Closing Date (the "Supplemental Indenture") by and between the Funding Corporation and the Trustee, the Securities and the other Transaction Documents to which it is a party and its compliance with the provisions hereof and thereof will not breach or (except as contemplated by the Financing Documents) result in the creation or imposition of any lien, charge or encumbrance upon any asset which is material to the Funding Corporation and the Guarantors, taken as a whole (a "Material Asset"), pursuant to the terms of, or constitute a breach of, or default under, the partnership agreement or certificate of limited or general partnership of SSBP, SSPG, Vulcan, Leathers, Elmore or Del Ranch, the corporate charter or by-laws of the Funding Corporation, Fish Lake, VPC, CEOC, BN/Geothermal, San Felipe, Conejo, Niguel or SSRC, the limited liability company agreement or certificate of limited liability company of Power LLC, Minerals LLC or Turbo LLC or any agreement, indenture (including, without limitation, the Indenture) or other in strument to which the Funding Corporation or the Guarantors is a party or by which the Funding Corporation or the Guaran tors is bound (in each case which is material to the Funding Corporation and the Guarantors, taken as a whole) or to which any Material Asset is subject, or any law, order, rule, regulation, judgment or decree of any court or governmental agency having jurisdiction over the Funding Corporation or the Guarantors or any Material Asset of the Funding Corporation or the Guarantors; and, except as completed on or prior to the Closing Date (as hereinafter defined) or as required by applicable state securities laws, no consent, authorization or order of, or filing or registration by the Funding Corporation or any Guarantor with, any court, governmental agency or third party is required in connection with the execution, delivery and performance of each of this Agreement and the other Transaction Documents to which the Funding Corporation or any Guarantor is a party.

               (d) The execution, delivery and performance by each of the Funding Corporation and the Guarantors of this Agreement and the other Transaction Documents to which it is a party and its compliance with the provisions hereof and thereof will not conflict with, result in the creation or imposition (except as contemplated by the Financing Documents) of any lien, charge or encumbrance upon any asset which is material to the business or financial condition of CalEnergy Company, Inc. ("CalEnergy") or Magma pursuant to the terms of, or constitute a breach of, or default under, the corporate charter or by-laws of CalEnergy or Magma or any agreement, indenture or other instrument material to the business or financial condition of CalEnergy or Magma and to which CalEnergy or Magma is a party or by which CalEnergy or Magma is bound or to which any asset which is material to the business or financial condition of CalEnergy or Magma is subject, or any law, order, rule, regulation, judgment or decree of any court or governmental agency having jurisdiction over CalEnergy or Magma.

               (e) None of the Funding Corporation, Fish Lake, VPC, CEOC, BN/Geothermal, San Felipe, Conejo, Niguel or SSRC is in violation of its respective corporate charter or by-laws. None of Leathers, Elmore, Del Ranch, SSBP or SSPG is in violation of its respective certificate of limited partnership or partnership agreement. Vulcan is not in violation of its certificate of general partnership or partnership agreement. None of Power LLC, Minerals LLC or Turbo LLC is in violation of its respective certificate of limited liability company or limited liability company agreement. Neither the Funding Corporation nor any Guarantor (i) is in default, and no event has occurred which, with notice or lapse of time or both, would con stitute such a default, in the due performance and obser vance of any material term, representation, covenant or condition contained in any lease, license, indenture, mortgage, deed of trust, note, bank loan or other evidence of indebtedness or any other agreement, understanding or instrument to which the Funding Corporation or any Guarantor is a party or by which the Funding Corporation or any Guarantor or any property of the Funding Corporation or any Guarantor may be bound or affected, which default would have a material adverse effect on the financial condition, business or results of operations of the Funding Corporation and the Guarantors, taken as a whole, or (ii) is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject, which violation would have a material adverse effect on the financial condition, business or results of operations of any Guarantor, which would in turn be reasonably likely to have a material adverse effect on the financial condition, properties, business or results of operations of the Guarantors, taken as a whole.

               (f) Except as described in or contemplated by the Offering Circular, each Guarantor represents, after due inquiry, that it (i) has properly obtained each license, permit, certificate, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business as described in the Offering Circular, and (ii) is in compliance with all terms and conditions of such license, permit, certificate, franchise or other governmental authorization, except (x) in either case where the failure to do so would not have a material adverse effect on the financial condition, business or results of operations of the Funding Corporation and the Guarantors, taken as a whole, (y) permits, consents and approvals that may be required for future drilling or operating activities which are ordinarily deemed to be ministerial in nature and which are anticipated to be obtained in the ordinary course and (z) permits, consents and approvals for developmental or construction activities which have not yet been obtained but which have been or will be applied for in the course of development or construction and which are anticipated to be obtained in the ordinary course.

               (g) Except as described in or contemplated by the Offering Circular, each of the Funding Corporation and the Guarantors holds, as applicable, good and valid title to, or valid and enforceable leasehold or contractual interests in, all items of real and personal property which are material to the business of the Funding Corporation and the Guarantors, taken as a whole, free and clear of all liens, encumbrances and claims which would materially interfere with the conduct of the business of the Funding Corporation and the Guarantors, taken as a whole, as described in the Offering Circular. Each of Vulcan, Leathers, Elmore, Del Ranch, SSBP, SSPG, Fish Lake, Power LLC, Minerals LLC and Turbo LLC has insurance coverage in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and which is consistent with what is customarily carried by similar companies engaged in similar businesses. Each of the forego ing insurance policies is valid and in full force and effect. The Funding Corporation and the Guarantors are presently conducting their respective businesses as described in the Offering Circular and in substantial compliance with all applicable rules, regulations and laws.

               (h) Deloitte & Touche LLP, whose report appears in the Offering Circular, is and was, during the period cov ered by such report, independent with respect to the Funding Corporation and the Guarantors within the meaning of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder (the "Exchange Act").

               (i) The Supplemental Indenture has been validly authorized and, when executed by the proper officers of the Funding Corporation (assuming the due authorization, execution and delivery thereof by the Trustee) and delivered by the Funding Corporation, will constitute the legal, valid and binding obligation of the Funding Corporation, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general principles of equity; the Securities have been validly authorized and, upon payment therefor on the Closing Date (as hereinafter defined) as provided herein, will be validly issued and outstanding, and will constitute obligations of the Funding Corporation entitled to the benefits of the Indenture, except as the enforceability thereof may be limited by bankruptcy, insol vency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general principles of equity; the summary descriptions contained in the Offering Circular of the Securities, the Indenture and the other Financing Docu ments conform in all material respect to these documents.

               (j) This Agreement has been duly authorized, exe cuted and delivered by the Funding Corporation and the Guarantors.

               (k) Each Financing Document to which the Funding Corporation is a party (other than this Agreement, the Supplemental Indenture and the Securities) has been duly authorized, executed and delivered by the Funding Corpo ration and, assuming due authorization, execution and delivery by the other Persons party thereto (other than such Persons which are Guarantors or Affiliates thereof), consti tutes the legal, valid and binding agreement of the Funding Corporation, enforceable in accordance with its terms, except as enforceability thereof may be subject to bank ruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general principles of equity.

               (l) Each Financing Document to which any of the Guarantors is a party (other than this Agreement) has been duly authorized, executed and delivered by the Guarantors party thereto and, assuming due authorization, execution and delivery by the other Persons party thereto (other than such Persons which are the Funding Corporation, other Guarantors or Affiliates thereof), constitutes the legal, valid and binding agreement of the Guarantors party thereto, enforce able in accordance with its terms, except as enforceability thereof may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general principles of equity.

               (m) Each Project Document to which any of the Guarantors is a party has been duly authorized, executed and delivered by the Guarantors party thereto and, assuming due authorization, execution and delivery by the other parties thereto which are not Guarantors or Affiliates thereof, constitutes a legal, valid and binding agreement of such Guarantor, enforceable against such Guarantor in accordance with its respective terms, except as enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general principles of equity.

               (n) The execution and delivery of each of the Security Documents to which the Funding Corporation or any of the Guarantors is a party or will be a party on the Closing Date (as hereinafter defined) is or will be effective to create in favor of the Collateral Agent for the benefit of the Secured Parties and, in certain circumstances, the Funding Corporation, as security for the payment and performance of the obligations secured thereby, a valid and enforceable security interest in the Collateral covered or purported to be covered thereby. Such security interests granted by the Funding Corporation, SSBP, SSPG, Fish Lake, CEOC, VPC, BN/Geothermal, San Felipe, Conejo, Niguel, Vulcan, Leathers, Elmore, Del Ranch and SSRC have the priority purported to be created by such Security Documents. All filings and recordings necessary to protect, preserve and perfect such security interests have been made and are in full force and effect. Upon recordation of each Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of the Closing Date, entered into by Power LLC, Minerals LLC and Turbo LLC (collectively, the "New Deeds of Trust") and filing of the UCC-1 financing statements naming Power LLC, Minerals LLC and Turbo LLC as debtors and the Collateral Agent as secured party (the "Fi nancing Statements"), such security interests granted by such Guarantors will have the priority purported to be created by such Security Documents. Each New Deed of Trust is, or on the Closing Date will be, in appropriate form for recording as a mortgage of real estate and for filing as a fixture filing financing statement to protect, preserve and perfect the liens and security interests created or to be created by such New Deed of Trust. The Financing Statements on the Closing Date will be in appropriate form for filing (including the description of the Collateral set forth therein) in each office and in each jurisdiction where re quired to create and perfect the lien and security interest described above.

               (o)  Magma, the Funding Corporation, SSPC, CESS,
     SSMC and the Guarantors will own all of the Funding
     Corporation Collateral and the Collateral on the Closing
     Date (as hereinafter defined), free and clear of any Liens other than Permitted Liens.

               (p) Except as described in the Offering Circular, there is no litigation or proceeding pending before or by any court or governmental agency, authority or body, or any arbitrator or, to the knowledge of the Funding Corporation or any Guarantor, threatened, to which the Funding Corporation or any Guarantor is a party or of which any Material Asset of the Funding Corporation or any Guarantor is the subject, including, without limitation, any audit by the Internal Revenue Service of the federal income tax re turns of the Funding Corporation or any Guarantor, which, if an adverse decision were reached, would be likely to have a material adverse effect on (x) the financial condition, busi ness or results of operations of the Funding Corporation and the Guarantors, taken as a whole, or (y) the ability of any of the Funding Corporation or any Guarantor to perform in any material respect their respective obligations under the Transaction Documents to which any of them is a party.

               (q)  The financial statements (including the
     related notes) included on pages F-1 through F-58 in the Offering Circular present fairly the financial condition, results of operations and changes in financial position of the entities purported to be shown thereby, at the dates and for the periods indicated, and, except as otherwise described in the Offering Circular, have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, and the capitalization of the Funding Corporation and the Guarantors, as set forth in the column labeled "Actual" under the caption "Capitalization" in the Offering Circular, is accurately described as of the date presented therein.

               (r) Except as disclosed in the Offering Circular, since the date of the latest audited financial statements included in the Offering Circular there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business or results of operations of the Funding Corporation and the Guarantors, taken as a whole.

               (s) The factual information provided by the Fund ing Corporation and the Guarantors to Fluor Daniel, Inc. (the "New Project Independent Engineer"), GeothermEx, Inc. (the "Geothermal Resource Consultant"), Henwood Energy Services (the "Independent Power Market Consultant") and Resource Strategies International (the "Independent Zinc Market Consultant") in the preparation of their reports set forth at Appendices B, C, D and E to the Offering Circular (which factual information is referenced in such reports) was provided in good faith; provided that the foregoing does not imply or express any representation or warranty by the Funding Corporation and the Guarantors as to the accuracy of the projections or conclusions contained in such reports and does not constitute any obligation to update such reports.
               (t) No labor problem or disturbance with the persons employed in connection with the Projects exists or, to the knowledge of the Funding Corporation or any Guarantor, is threatened which might reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Funding Corporation and the Guarantors, taken as a whole.

               (u)  Neither the Funding Corporation nor any
     Guarantor nor any of their respective affiliates nor (assuming the accuracy of the representations of the Purchasers set forth herein) any person acting on their behalf has made offers or sales of securities under circumstances that would require the registration of the Securities under the Securities Act.

               (v)  The Securities meet the eligibility
     requirements of Rule 144A(d)(3) under the Securities Act.

               (w)  Neither the Funding Corporation nor any
     Guarantor is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940, as amended (the "Investment Company Act"), nor is it a closed-end investment company required to be registered, but not registered, thereunder; and neither the Funding Corporation nor any Guarantor is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Circular, neither the Funding Corporation nor any Guarantor will be an "investment company" as defined in the Investment Company Act.

               (x) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

               (y) Assuming the accuracy of the representations of the Purchaser herein, the offer and sale of the Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securi ties Act by reason of Section 4(2) thereof, Regulation D thereunder and Regulation S thereunder; and it is not necessary to qualify an indenture in respect of the Securi ties under the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

               (z) Assuming the accuracy of the representations of the Purchaser herein, neither the Funding Corporation or any Guarantor nor any of their affiliates or any person acting on their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Securities or any security of the same class or series as the Securities (excluding the Exchange Securities) or (ii) has offered or will offer or sell the Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S ("Regulation S") under the Securities Act, by means of any directed sell ing efforts within the meaning of Rule 902(b) of Regulation
     S. Assuming the accuracy of the representations of the Purchaser herein, the Funding Corporation, the Guarantors and any person acting on their behalf have complied and will comply with the offering restrictions requirement of Regulation S.

               (aa) The proceeds to the Funding Corporation from the offering of the Securities will not be used to purchase or carry any security, except as contemplated in the Offering Circular.

               (bb)  Each of the Salton Sea Projects and
     Partnership Projects (other than the Zinc Project) is a "Qualifying Small Power Production Facility," as such term is defined pursuant to the Public Utility Regulatory Poli cies Act of 1978, as amended. None of the Guarantors or the Funding Corporation, will, solely as a result of the participation by the parties separately or as a group in the transactions contemplated by the Financing Documents and the ownership, use or operation of the Projects, be subject to regulation by any Governmental Authority as a "public utility," an "electric utility," an "electric utility holding company," a "public utility holding company," a "holding company" or an "electrical corporation" or a subsidiary or affiliate of any of the foregoing under any Law (including, without limitation, rules and regulations of the California State Energy Resources Conservation and Devel opment Commission, the Public Utility Holding Company Act of 1935, the Federal Power Act of 1920 and the Public Utility Regulatory Policies Act of 1978, each as amended); provided that either Turbo LLC or Power LLC may elect to become an Exempt Wholesale Generator and thereby become a "public utility" subject to regulation by FERC and the FPA.

               (cc) None of the Funding Corporation or any of the Guarantors is a "party in interest" or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended) with respect to any "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended).

               (dd) The proceeds from the sale of Securities will be loaned by the Funding Corporation to the Salton Sea Guarantors and the Partnership Guarantors and utilized by the Salton Sea Guarantors and the Partnership Guarantors as described under the section of the Offering Circular titled "Use of Proceeds."

          3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Funding Corporation agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Funding Corporation, at a purchase price of 99.125% of the principal amount of the Securities, plus accrued interest from October 13, 1998 to the Closing Date (as hereinafter defined), the respective principal amounts of the Securities set forth opposite the names of the several Purchasers in Schedule I hereto. The Funding Corporation will deliver against payment of the purchase price the Securities in the form of one or more permanent global Securities in registered form without interest coupons (the "Global Securities"), which will be deposited with the Trustee, as custodian for The Depository Trust Company ("DTC"), and registered in the name of Cede & Co., as nominee for DTC. Interests in any perma nent Global Securities will be held only in book-entry form, except in the limited circumstances described in the Offering Circular.

               Payment for the Securities shall be made by the Purchasers in federal (same day) funds by official check or checks or wire transfer to an account in New York previously designated to CSFBC by the Funding Corporation drawn to the order of the Funding Corporation, at the office of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York, 10022 at 10:00 A.M., (New York time), on October 13, 1998 or at such other date and time not later than seven full business days thereafter as CSFBC and the Funding Corporation determine, such time being herein referred to as the "Closing Date", against delivery to the Trustee as custodian for DTC of Global Securities representing all of the Securities. The Global Securities will be made available for checking at the above office of Skadden, Arps, Slate, Meagher & Flom LLP at least 24 hours prior to the Closing Date.

               Notwithstanding the foregoing, any Securities sold to Institutional Accredited Investors (as hereinafter defined) pursuant to Section 4(e) shall be issued in definitive physical certificates and shall bear the legend relating thereto set forth under "TRANSFER RESTRICTIONS" in the Offering Circular, but shall be paid for in the same manner as any Securities to be purchased by the Purchasers hereunder and to be offered and sold by them in reliance on Rule 144A under the Securities Act.

          4.  Representations by Purchasers; Resale by Purchaser.


               (a)  Each Purchaser severally represents and
     warrants to the Funding Corporation that it is an ?accred ited investor? within the meaning of Regulation D under the Securities Act.

               (b) Each Purchaser severally acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Securities, and will offer and sell the Securities, only in accordance with Rule 903, Rule 144A under the Securities Act (?Rule 144A?) or to a limited number of Institutional Accredited Investors in accordance with clause (e)(ii) of this Section 4. Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Securities, other than a sale pursuant to Rule 144A or a sale to an Institutional Accredited Investor in accordance with clause (e)(ii) of this Section 4, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Securities from it a confirmation or notice to substantially the following effect:

          "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933
          (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons as part of their distribution at any time, except in either case in accordance with Regulation S (or Rule
          144A, if available) under the Securities Act.
          Terms used above have the meanings given to them by Regulation S."

     Terms used in this subsection (b) have the meanings given to them by Regulation S.

               (c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Securities except for any such arrange ments entered into with the prior written consent of the Funding Corporation.

               (d) Each Purchaser severally agrees that it and each of its affiliates has not offered or sold the Securities and will not offer or sell the Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to
     (i) any advertisement, article, notice or other communica tion published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

               (e) Each Purchaser severally agrees that it will offer to sell the Securities only to, and will solicit offers to buy the Securities from, persons who in purchasing the Securities will be deemed to have represented and agreed that such person (i)(A) is a Qualified Institutional Buyer,
     (B) is aware that the sale to it is being made in reliance on Rule 144A and (C) is acquiring such Securities for its own account or for the account of a Qualified Institutional Buyer, (ii) is (A) an institutional "accredited investor" (as defined in Rule 501 (a)(1), (2), (3) or (7) under the Securities Act) and (B) concurrently with its purchase executing and delivering the purchaser's letter containing certain representations and agreements in substantially the form attached as Appendix F to the Offering Circular or
     (iii) is not a U.S. person and is purchasing such Securities in an offshore transaction pursuant to Regulation S.

          5. Certain Agreements of the Funding Corporation and the Guarantors. The Funding Corporation and the Guarantors agree with the several Purchasers that:

               (a) The Funding Corporation and the Guarantors will advise CSFBC promptly of any proposal to amend or supplement the Offering Circular and will not effect such amendment or supplementation without the CSFBC's consent. If, at any time prior to the completion of the resale of the Securities by the Purchasers, any event occurs as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circum stances under which they were made, not misleading, the Funding Corporation and the Guarantors promptly will notify CSFBC of such event and promptly will prepare, at their own expense, an amendment or supplement which will correct such statement or omission. Neither CSFBC's consent to, nor the Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

               (b) The Funding Corporation and the Guarantors will furnish to CSFBC copies of the Preliminary Offering Circular, the Offering Circular and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFBC requests, and the Funding Corporation will furnish to CSFBC on the date hereof three copies of the Offering Circular. At any time when the Funding Corporation is not subject to Section 13 or 15(d) of the Exchange Act, the Funding Corporation will promptly furnish or cause to be furnished to the Purchasers and, upon request of holders and prospective purchasers of the Securi ties, to such holders and purchasers, copies of the informa tion required to be delivered to holders and prospective purchasers of the Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Securities. The Funding Corporation and the Guarantors will pay the expenses of printing and distributing to the Purchasers and such holders and purchasers all such documents.

               (c) The Funding Corporation and the Guarantors will arrange for the qualification of the Securities for sale and the determination of their eligibility for invest ment under the laws of such jurisdictions in the United States and Canada as CSFBC designates and will continue such qualifications in effect so long as required for the resale of the Securities by the Purchasers, provided that the Funding Corporation and the Guarantors will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction.

               (d) During the period of five years hereafter, the Funding Corporation will furnish to the Purchasers, as soon as available after the end of each fiscal year, a copy of its annual audited financial statements and the annual audited financial statements of the Guarantors (on a combined basis).

               (e) During the period of two years after the Closing Date, the Funding Corporation will, upon request, furnish to the Purchasers and any holder or beneficial owner of Securities a copy of the restrictions on transfer applicable to the Securities.

               (f) During the period of two years after the Closing Date, the Funding Corporation and the Guarantors will not, and will not permit any of their affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been reacquired by any of them.

               (g) During the period of two years after the Closing Date, the Funding Corporation and the Guarantors will not be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, and none of the Funding Corporation nor any of the Guarantors is or will become a closed-end investment company required to be registered, but not regis tered, under the Investment Company Act.

               (h) The Funding Corporation and the Guarantors will pay all expenses incidental to the performance of their obligations under this Agreement, the Indenture and the other Financing Documents, including, without limitation (i) the fees and expenses of the Trustee and its professional advisers, and (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Securities, the preparation and printing of this Agreement, the Securities, the Indenture, the Preliminary Offering Circular, the Offering Circular and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Securities. The Funding Corporation and the Guarantors will also pay or reimburse the Purchasers (to the extent incurred by them) for any expenses actually and reasonably incurred by the Purchasers in connection with the purchase and sale of the Securities, including, without limitation, all out-of-pocket expenses incurred by the Purchasers (such as, but not limited to, travel, hotel, telephone and telecopy charges), all fees and disbursements of counsel to the Purchasers, expenses related to qualification of the Securi ties for sale under the laws of such jurisdictions in the United States and Canada as CSFBC designates and the printing of memoranda relating thereto, up to $1,000 ("blue sky fees"), fees charged by investment rating agencies for the rating of the Securities ("rating agency fees"), all travel expenses of the Purchasers' and the Funding Corporation's or the Guarantors' officers and employees and any other expenses of the Purchasers and the Funding Corporation or the Guarantors in connection with attending or hosting meetings with prospective purchasers of the Securities from the Purchasers and for expenses incurred in distributing Preliminary Offering Circulars and Offering Circulars (including any amendments and supplements thereto) to the Purchasers and prospective purchasers of the Securities from the Purchasers; provided that such fees and expenses (other than rating agency fees, blue sky fees and fees and disbursements of counsel to the Purchasers) are estimated to be approximately $175,000 and will be subject to audit and verification by the Funding Corporation and the Guarantors that such fees and expenses were reasonably incurred in connection with the issuance and offering of the Securities.

               (i)  In connection with the offering of the
     Securities, until the earlier of (x) 180 days following the Closing Date and (y) the date on which CSFBC shall have notified the Funding Corporation of the completion of the resale of the Securities, neither the Funding Corporation, the Guarantors nor any of their affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Securities or attempt to induce any person to purchase any Securities; and neither the Funding Corporation, the Guarantors nor any of their affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Securities.

               (j) The Funding Corporation will not, until 30 days following the Closing Date, without the prior written consent of CSFBC, pursuant to Rule 144A, Regulation S or an offering registered under the Securities Act, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Funding Corporation or any of the Guarantors (other than the Securities).

          6.  Conditions of the Obligations of the Purchaser.
      The obligations of the Purchasers to purchase and pay for the Securities will be subject to the accuracy of the repre sentations and warranties made by the Funding Corporation and the Guarantors herein, to the accuracy of the statements of officers of the Funding Corporation and the Guarantors made pursuant to the provisions hereof, to the performance by the Funding Corporation and the Guarantors of their obligations hereunder and to the following additional conditions precedent:

               (a) The Purchasers shall have received a letter, dated the date of this Agreement, of Deloitte & Touche LLP in form and substance reasonably satisfactory to CSFBC con cerning the financial information with respect to the Funding Corporation and the Guarantors set forth in the Offering Circular.

               (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in or affecting the financial condition, business or results of operations of the Funding Corporation or any of the Guarantors which, in the reasonable judgment of the Purchasers, materially impairs the investment quality of the Securities or is material and adverse and makes it impractical or inadvisable to proceed with the offering of the Securities; (ii) any downgrading in the rating of the Securities, the Series A Securities, the Series B Securities, the Series C Securities, the Series D Securities or the Series E Securities by Standard & Poor's Ratings Group or Moody's Investors Service, Inc. or any public announcement that such organization has under surveillance or review its rating of the Securities, the Series A Securities, the Series B Securities, the Series C Securities, the Series D Securities or the Series E Securities (other than an announcement with positive implica tions of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange or any suspension of trading of any securities of CalEnergy on any exchange or in the over the counter market; (iv) any banking moratorium declared by U.S. federal or New York authorities; (v) any outbreak or escalation of hostilities in which the United States is involved, any declaration of war by the United States Congress or any other change in financial markets or substantial national calamity or emergency if, in the judgment of the Purchasers, the effect of any such outbreak, escalation, declaration, change, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Securities; or (vi) any invalidation of Rule 144A or Regulation S by any court or any amendment or proposed amendment of any rule or regulation under the Securities Act or the Exchange Act by the Commission which in the Purchasers' judgment would materially impair the Purchasers' ability to purchase, hold or effect resales of the Securities as contemplated hereby or the ability of holders of the Securities to effect resales as currently contemplated by Rule 144A and Regulation S.

               (c) The representations and warranties of each of the Funding Corporation and the Guarantors contained herein and in each Transaction Document to which the Funding Corporation or any of the Guarantors is party shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, each of the Funding Corporation and the Guarantors shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder or thereunder at or prior to the Closing Date and, subsequent to the respective dates of the most recent financial statements in the Offering Circular, there shall have been no material adverse change in the financial position or results of operation of the Funding Corporation and the Guarantors, taken as a whole, as evidenced by a certificate, dated the Closing Date, of the President or any Vice-President and a principal financial or accounting officer of the Funding Corporation and the Guarantors.

               (d)  CalEnergy shall have duly authorized,
     executed and delivered the Equity Commitment Agreement, in such form as shall be satisfactory to the Purchasers and their counsel, and the Equity Commitment Agreement shall constitute a valid and legally binding agreement of CalEnergy, enforceable in accordance with its terms, except as enforceability thereof may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general principles of equity.

               (e) On or prior to the Closing Date, the Funding Corporation and the Guarantors, as applicable, shall have entered into the Supplemental Indenture, the Amended and Restated Depositary Agreement, Amendment No. 2 to the Intercreditor Agreement, the Securities Account Control Agreement, the Securities, the Series F Registration Rights Agreement, the Second Amended and Restated Debt Service Reserve LOC Reimbursement Agreement, the Amended and Restated Salton Sea Credit Agreement, the Second Amended and Restated Partnership Credit Agreement, the Amended and Restated Salton Sea Secured Guarantee, the Second Amended and Restated Partnership Secured Limited Guarantee and such additional Financing Documents and amendments, modifications or supplements thereto as may be reasonably required by the Purchasers in connection with the issuance of Securities, all in such form as shall be reasonably satisfactory to the Purchasers and their counsel; and such Financing Documents and such amendments, modifications or supplements shall have been fully executed and delivered and shall remain in full force and effect on the Closing Date; and all conditions precedent under the Second Amended and Restated Debt Service Reserve LOC Reimbursement Agreement to the issuance of one or more Debt Service Reserve Letters of Credit in an aggregate face amount equal to the Debt Service Reserve Fund Required Balance (as defined in the Depositary Agreement) as of the Closing Date shall have been satisfied on the Closing Date and the Funding Corporation shall have delivered to the Purchasers evidence reasonably satisfactory to the Purchasers that the Debt Service Reserve Letter of Credit currently anticipated to be required to be delivered to the Depository Agent in order to fund the Debt Service Reserve Fund at the Debt Service Reserve Fund Required Balance (as defined in the Depositary Agreement) has been obtained and is in existence on the Closing Date or other arrangements with respect to such obligations acceptable to the Pur chasers shall have been made.

               (f) The Purchasers shall have received copies of all legal opinions rendered in connection with the transactions contemplated by the documents listed in paragraph (e) above and reliance letters in respect thereof.

               (g) On or prior to the Closing Date, the Funding Corporation or the Guarantors shall have delivered to the Purchasers evidence satisfactory to the Purchasers and their counsel that a title policy or policies in the aggregate amount of $100,000,000 insuring the New Deeds of Trust has been obtained, each of which title policies shall be satisfactory in form and substance to the Purchasers and their counsel.

               (h)  On or prior to the Closing Date, each New
     Deed of Trust shall have been delivered to Commonwealth Land Title Company (the "Title Company") for due recordation as a mortgage of real estate, and any required filings with respect to personal property and fixtures subject to the liens of such New Deed of Trust shall have been delivered to the Title Company for filing, in each place in which such recording or filing is required to protect, preserve and perfect the liens of such New Deed of Trust as a valid and enforceable lien on the real estate and as a valid and enforceable security interest in the personal property and fixtures covered or purported to be covered by such New Deed of Trust, with the priority purported to be created thereby, in each case subject only to Permitted Liens, and except for such recordation or filing no further action shall be re quired to create, preserve or perfect such liens and secu rity interests. The Financing Statements and such other UCC-1 financing statements shall have been delivered for filing, recordation and/or registration in each office and in each jurisdiction where required to create and perfect a valid and enforceable security interest in the Collateral and the Funding Corporation Collateral covered or purported to be covered by the Security Documents, with the priority purported to be created thereby. All taxes and recording and filing fees required to be paid with respect to the execution, recording or filing of the New Deeds of Trust and the Financing Statements and such other UCC-1 financing statements shall have been paid or provided for. All Collateral and Funding Corporation Collateral shall be subject to no Liens other than Permitted Liens.

               (i) On or prior to the Closing Date, each of the Project Documents, in the forms as previously delivered to the Purchasers or their counsel and as they exist as executed versions as of the date of this Agreement or in such forms as shall be reasonably satisfactory in form and substance to the Purchasers and their counsel, shall have been executed and delivered, shall remain in full force and effect, no default shall have occurred thereunder, all conditions precedent thereunder shall be satisfied and there shall not have occurred any event of force majeure thereunder as of the Closing Date.

               (j) The Purchasers shall have received a letter, dated the Closing Date, of Deloitte & Touche LLP that meets the requirements of subsection (a) of this Section 6, except that the specified date referred to in such subsection will be a date not more than five days prior to the Closing Date for the purposes of this subsection.

               (k) The New Project Independent Engineer shall have consented to the references to it in the Offering Circular and the use of the Independent Engineer's Report (as defined in the Offering Circular) prepared by the New Project Independent Engineer and contained in Appendix B to the Offering Circular; and since the date of the Independent Engineer's Report, no event affecting the Independent Engineer's Report or the matters referred to therein shall have occurred (A) which shall make untrue or incorrect in any material respect, as of the Closing Date, any information or statement contained in the Independent Engineer's Report or in the Offering Circular relating to matters referred to in the Independent Engineer's Report, or
     (B) which shall not be reflected in the Offering Circular but should be reflected therein in order to make the statements and information contained in the Independent Engi neer's Report, or in the Offering Circular relating to matters referred to in the Independent Engineer's Report, in light of the circumstances under which they were made, not misleading, as evidenced by a certificate reasonably satisfactory to the Purchasers of an authorized officer of the New Project Independent Engineer, dated the Closing Date.

               (l) The Geothermal Resource Consultant shall have consented to the references to it in the Offering Circular and the use of the Geothermal Resource Consultant's Report (as defined in the Offering Circular) prepared by the Geothermal Resource Consultant and contained in Appendix D to the Offering Circular; and since the date of the Geothermal Resource Consultant's Report, no event affecting the Geothermal Resource Consultant's Report or the matters referred to therein shall have occurred (A) which shall make untrue or incorrect in any material respect, as of the Closing Date, any information or statement contained in the Geothermal Resource Consultant's Report or in the Offering Circular relating to matters referred to in the Geothermal Resource Consultant's Report, or (B) which shall not be reflected in the Offering Circular but should be reflected therein in order to make the statements and information contained in the Geothermal Resource Consultant's Report, or in the Offering Circular relating to matters referred to in the Geothermal Resource Consultant's Report, in light of the circumstances under which they were made, not misleading, as evidenced by a certificate reasonably satisfactory to the Purchasers of an authorized officer of the Geothermal Resource Consultant, dated the Closing Date.

               (m) The Independent Power Market Consultant shall have consented to the references to it in the Offering Circular and the use of the Independent Power Market Consultant's Report (as defined in the Offering Circular) prepared by the Independent Power Market Consultant and contained in Appendix C to the Offering Circular; and since the date of the Independent Power Market Consultant's Report, no event affecting the Independent Power Market Consultant's Report or the matters referred to therein shall have occurred (A) which shall make untrue or incorrect in any material respect, as of the Closing Date, any information or statement contained in the Independent Power Market Consultant's Report or in the Offering Circular relating to matters referred to in the Independent Power Market Consultant's Report, or (B) which shall not be reflected in the Offering Circular but should be reflected therein in order to make the statements and information contained in the Independent Power Market Consultant's Report, or in the Offering Circular relating to matters referred to in the Independent Power Market Consultant's Report, in light of the circumstances under which they were made, not misleading, as evidenced by a certificate reasonably satisfactory to the Purchasers of an authorized officer of the Independent Power Market Consultant, dated the Closing Date.

               (n) The Independent Zinc Market Consultant shall have consented to the references to it in the Offering Circular and the use of the Independent Zinc Market Consultant's Report (as defined in the Offering Circular) prepared by the Independent Zinc Market Consultant and contained in Appendix F to the Offering Circular; and since the date of the Independent Zinc Market Consultant's Report, no event affecting the Independent Zinc Market Consultant's Report or the matters referred to therein shall have occurred (A) which shall make untrue or incorrect in any material respect, as of the Closing Date, any information or statement contained in the Independent Zinc Market Consultant's Report or in the Offering Circular relating to matters referred to in the Independent Zinc Market Consultant's Report, or (B) which shall not be reflected in the Offering Circular but should be reflected therein in order to make the statements and information contained in the Independent Zinc Market Consultant's Report, or in the Offering Circular relating to matters referred to in the Independent Zinc Market Consultant's Report, in light of the circumstances under which they were made, not misleading, as evidenced by a certificate reasonably satisfactory to the Purchasers of an authorized officer of the Independent Zinc Market Consultant, dated the Closing Date.

               (o)  The Purchasers shall have received a
     certificate, dated the Closing Date, of any President or Vice President of the Funding Corporation and the Guarantors, certifying, based on customary assumptions, that there are sufficient geothermal resources to operate the Salton Sea Projects and the Partnership Projects through the Final Maturity Date.

               (p) The Purchasers shall have received opinions, dated the Closing Date, of Willkie Farr & Gallagher, Latham & Watkins, Lionel Sawyer & Collins and White & Case, each counsel for the Funding Corporation and the Guarantors, and Steven A. McArthur, Esq., Executive Vice President and General Counsel for the Funding Corporation and the Guarantors, to the effect as set forth in Annexes B, C, D, E and F hereto and reasonably satisfactory in all respects to CSFBC and its counsel.
               (q)  The Purchasers shall have received an
     opinion, dated the Closing Date, from Lillick & Charles, counsel to the Trustee, the Collateral Agent and the Depositary Agent, in respect of the enforceability of the Financing Documents to which the Trustee, the Collateral Agent and the Depositary Agent are parties and the authentication of the Securities by the Trustee, which opinion shall be satisfactory in all respects to CSFBC and its counsel.

               (r)  The Purchasers shall have received from
     Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Purchasers, such opinion or opinions as CSFBC may reasonably request, dated the Closing Date, with respect to the Offering Circular, and the Funding Corporation and the Guarantors shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

               (s) The Purchasers shall have received, in form and substance satisfactory to CSFBC, copies of such opinions, certificates, letters and documents as CSFBC reasonably requests.

          7.  Indemnification and Contribution.

               (a) The Funding Corporation and the Guarantors will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any of the representations and warranties of the Funding Corporation and the Guarantors contained herein or any untrue statement or alleged untrue statement of any material fact contained in the Offering Circular, or any amendment or supplement thereto, or any related Preliminary Offering Circular, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Funding Corporation and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Funding Corporation by any Purchaser through CSFBC specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; and provided, further that, with respect to any untrue statement or omission in the Preliminary Offering Circular, this indemnity agreement shall not inure to the benefit of any Purchaser on account of any loss, claim, damage, liability or action arising from the sale of any Securities to any person by such Purchaser if such Purchaser failed to send or give a copy of the Offering Circular, as the same may be amended or supple mented, to that person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in the Preliminary Offering Circu lar was corrected in the Offering Circular and the Offering Circular was made available to such Purchaser prior to the sale of the Securities.

               (b) Each Purchaser will severally and not jointly indemnify and hold harmless the Funding Corporation and the Guarantors against any losses, claims, damages or liabilities to which the Funding Corporation and the Guarantors may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Circular, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Funding Corporation by such Purchaser through CSFBC specifically for use therein, and will reimburse for any legal or other expenses reasonably incurred by the Funding Corporation in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Offering Circular: the last paragraph at the bottom of the cover page concerning the terms of the offering by the Purchasers, the legend concerning stabiliz ing on the inside front cover page and the third paragraph, the fifth paragraph, the second sentence of the seventh paragraph, the eighth paragraph and the ninth paragraph under the caption "PLAN OF DISTRIBUTION."

               (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent the indemnified party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against the indemnifying party under this Section 7 if the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or, if in the written opinion of counsel to either the indemnifying party or the indemnified party, representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them, and in that event the fees and expenses of one firm of separate counsel (in addition to the fees and expenses of local counsel) shall be paid by the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

               (d)  If the indemnification provided for in this
     Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Funding Corporation and the Guarantors on the one hand and the Purchasers on the other from the offering of the Securi ties or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Funding Corporation and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Funding Corporation and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Funding Corporation and the Guarantors bear to the total discounts and commissions received by the Purchasers from the Funding
     Corporation under this Agreement.   The relative fault shall
     be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Funding Corporation or the Guarantors, on the one hand, or the Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

               (e) The obligations of the Funding Corporation and the Guarantors under this Section 7 shall be in addition to any liability which the Funding Corporation and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who con trols any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or shareholder of the Funding Corporation and each Guarantor and to each officer, director, employee, agent or shareholder of each person, if any, who controls the Funding Corporation and the Guarantors within the meaning of the Securities Act or the Exchange Act.

          8. Default by Purchasers. If any Purchaser defaults in its obligations to purchase Securities hereunder and the aggregate principal amount of Securities that such defaulting Purchaser agreed but failed to purchase does not exceed 10% of the total principal amount of Securities, the remaining Purchaser may make arrangements satisfactory to the Funding Corporation for the purchase of such Securities by other persons, including itself, but if no such arrangements are made by the Closing Date, the non-defaulting Purchaser shall be obligated to purchase the Securities that such defaulting Purchaser agreed but failed to purchase. If any Purchaser so defaults and the aggregate principal amount of Securities with respect to which such default occurs exceeds 10% of the total principal amount of Securities and arrangements satisfactory to the remaining Purchaser and the Funding Corporation for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of the non-defaulting Purchaser or the Funding Corporation, except as provided in
     Section 9. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

          9.  Survival of Certain Representations and
     Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Funding Corporation and the Guarantors or their officers and of the Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Purchaser, the Funding Corporation and the Guarantors or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If for any reason the purchase of the Securi ties by the Purchaser is not consummated, the Funding Corporation and the Guarantors shall remain responsible for the expenses to be paid or reimbursed by them pursuant to
     Section 5 and the respective obligations of the Funding Corporation, the Guarantors and the Purchaser pursuant to
     Section 7 shall remain in effect; provided that, notwithstanding the foregoing, in such circumstances the Funding Corporation and the Guarantors shall not be obligated to reimburse the Purchaser for its out-of-pocket expenses (excluding fees and disbursements of counsel and rating agency fees) in excess of $175,000; and provided, further that if the purchase of the Securities is not consummated solely because of the occurrence of an event specified in Section 6(b)(iv), (v) or (vi), then the Funding Corporation and the Guarantors shall have no obligation to reimburse the Purchaser for its out-of-pocket expenses (including fees and disbursements of counsel), except for rating agency fees.

          10. Notices. All communications hereunder will be in writing and, if sent to the Purchaser will be mailed, delivered or telegraphed and confirmed to the Purchaser, at Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, New York 10010, Attention: Investment Banking Department-Transactions Advisory Group, or, if sent to the Funding Corporation and the Guarantors, will be mailed, delivered or telegraphed and confirmed to them at 302 South 36th Street, Suite 400-A, Omaha, Nebraska 68131,
     Attention: General Counsel.

          11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

          12. Representation of Purchasers. CSFBC will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by CSFBC will be binding upon all the Purchasers.

          13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws (other than Section 5-1401 of the New York General Obligations Law). The Funding Corporation and the
Guarantors hereby submit to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

          If the foregoing is in accordance with the Purchaser's understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Funding
Corporation, each of the Guarantors and the Purchaser in accordance with its terms.

                              Very truly yours,

                              SALTON SEA FUNDING CORPORATION


                              By:  /s/  Craig M. Hammett
                                   Name:  Craig M. Hammett
                                   Title:  Senior Vice President


                              SALTON SEA BRINE PROCESSING L.P.

                              By:  SALTON SEA POWER COMPANY, as
                                   Managing General Partner


                              By:  /s/  Craig M. Hammett
                                   Name:  Craig M. Hammett
                                   Title:  Senior Vice President


                              SALTON SEA POWER GENERATION L.P.

                              By:  SALTON SEA POWER COMPANY, as
                                   Managing General Partner


                              By:  /s/  Craig M. Hammett
                                   Name:  Craig M. Hammett
                                   Title:  Senior Vice President


                              FISH LAKE POWER COMPANY


                              By:  /s/  Craig M. Hammett
                                   Name:  Craig M. Hammett
                                   Title:  Senior Vice President


                              SALTON SEA POWER L.L.C.

                              By:  CE SALTON SEA INC., as Manager


                              By:  /s/  Craig M. Hammett
                                   Name:  Craig M. Hammett
                                   Title:  Senior Vice President


                              CALENERGY OPERATING
                                CORPORATION


                              By:  /s/  Craig M. Hammett
                                   Name:  Craig M. Hammett
                                   Title:  Senior Vice President


                              VULCAN POWER COMPANY


                              By:  /s/  Craig M. Hammett
                                   Name:  Craig M. Hammett
                                   Title:  Senior Vice President


                              NIGUEL ENERGY COMPANY


                              By:  /s/  Craig M. Hammett
                                   Name:  Craig M. Hammett
                                   Title:  Senior Vice President


                              SAN FELIPE ENERGY COMPANY


                              By:  /s/  Craig M. Hammett
                                   Name:  Craig M. Hammett
                                   Title:  Senior Vice President


                              CONEJO ENERGY COMPANY


                              By:  /s/  Craig M. Hammett
                                   Name:  Craig M. Hammett
                                   Title:  Senior Vice President


                              BN GEOTHERMAL, INC.


                              By:  /s/  Craig M. Hammett
                                   Name:  Craig M. Hammett
                                   Title:  Senior Vice President


                              ELMORE, L.P.

                              By:  CALENERGY OPERATING COR
                                   PORATION, as General Partner


                              By:  /s/  Craig M. Hammett
                                   Name:  Craig M. Hammett
                                   Title:  Senior Vice President


                              LEATHERS, L.P.

                              By:  CALENERGY OPERATING
                                   CORPORATION,
                                        as General Partner


                              By:  /s/  Craig M. Hammett
                                   Name:  Craig M. Hammett
                                   Title:  Senior Vice President


                              DEL RANCH, L.P.

                              By:  CALENERGY OPERATING
                                   CORPORATION, as General
                                   Partner


                              By:  /s/  Craig M. Hammett
                                   Name:  Craig M. Hammett
                                   Title:  Senior Vice President


                              VULCAN/BN GEOTHERMAL POWER COMPANY

                              By:  VULCAN POWER COMPANY,
                                   as General Partner


                              By:  /s/  Craig M. Hammett
                                   Name:  Craig M. Hammett
                                   Title:  Senior Vice President



                              CALENERGY MINERALS LLC

                              By:  SALTON SEA MINERALS CORP., as
                                   Manager


                              By:  /s/  Craig M. Hammett
                                   Name:  Craig M. Hammett
                                   Title:  Senior Vice President


                              CE TURBO LLC

                              By:  MAGMA POWER COMPANY, as
                                   Manager


                              By:  /s/  Craig M. Hammett
                                   Name:  Craig M. Hammett
                                   Title:  Senior Vice President


                              SALTON SEA ROYALTY COMPANY


                              By:  /s/  Craig M. Hammett
                                   Name:  Craig M. Hammett
                                   Title:  Senior Vice President